Exhibit 4.2

WESBANCO, INC.

Incorporated under the laws of

the State of West Virginia

CERTIFICATE NUMBER WSBCPB [•]	7.375% FIXED-RATE NON- CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B
CUSIP 950810804		[•] SHARES

This is to certify that Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary, under the Depositary Agreement, dated as of September 17, 2025, among Wesbanco, Inc., a West Virginia corporation (the “Corporation”), as issuer, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary, and the holders from time to time of the depositary receipts described therein (the “Deposit Agreement”) are the registered owners of [•] fully paid and non-assessable shares of 7.375% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series B, no par value per share, and having a liquidation preference of $1,000 per share, of the Corporation, transferable on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Registrar for the herein described securities.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by its duly authorized officers.

Dated: September , 2025

WESBANCO, INC.

By:
Name:	Jeffrey H. Jackson
Title:	President and Chief Executive Officer

By:
Name:	Daniel K. Weiss, Jr.
Title:	Senior Executive Vice President and Chief Financial Officer

Countersigned and registered

Computershare Trust Company, N.A., as Transfer Agent and Registrar

By:
Authorized Officer

(REVERSE OF CERTIFICATE)

WESBANCO, INC.

The Corporation will furnish without charge to each shareholder who so requests the designations, relative rights, preferences and limitations of each class of stock or series thereof of the Corporation and the variations in rights, preferences and limitations for each series. Such request should be addressed to the Corporation or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with rights of survivorship and not as tenants in common
UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)

Under Uniform Gift to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, the undersigned hereby sells, assigns and transfers shares of the Series B Preferred Stock of Wesbanco, Inc. represented by the within Certificate unto

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and does hereby irrevocably appoint:

as agent to transfer the shares of Series B Preferred Stock evidenced hereby on the books of the within named Corporation. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature(s) Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)